Exhibit 4.1

                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of April 9, 2007, by and among (i) Advancis Pharmaceutical Corporation, a Delaware corporation (the "Company"), (ii) each person listed on Exhibit A attached hereto (collectively, the "Initial Investors" and each individually, an "Initial Investor"), and (iii) each person or entity that subsequently becomes a party to this Agreement pursuant to, and in accordance with, the provisions of Section 12 hereof (collectively, the "Investor Permitted Transferees" and each individually an "Investor Permitted Transferee").

         WHEREAS, the Company has agreed to issue and sell to the Initial Investors, and the Initial Investors have agreed to purchase from the Company, an aggregate of approximately 10,155,000 shares (the "Purchased Shares") of the Company's common stock, $0.01 par value per share (the "Common Stock"), and warrants to purchase an aggregate of approximately 7,616,250 shares of Common Stock (each a "Warrant" and together the "Warrants"), all upon the terms and conditions set forth in that certain Securities Purchase Agreement, dated of even date herewith, between the Company and the Initial Investors (the "Securities Purchase Agreement"); and

         WHEREAS, the terms of the Securities Purchase Agreement provide that it shall be a condition precedent to the closing of the transactions thereunder, for the Company and the Initial Investors to execute and deliver this Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

         1.     DEFINITIONS. The following terms shall have the meanings
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provided therefor below or elsewhere in this Agreement as described below:

         "Board" shall mean the board of directors of the Company.

         "Closing" and "Closing Dates" shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

         "Effectiveness Date" means, with respect to the Initial Registration Statement, as soon as practicable, but in no event later than one hundred twenty
(120) calendar days after the First Closing (or one hundred fifty (150) calendar days if the Initial Registration Statement is reviewed by the SEC) and, with respect to any additional Registration Statements which may be required to be filed hereunder pursuant to Section 3(d) or otherwise, sixty (60) calendar days following the date on which the additional Registration Statement is required to be filed hereunder (or ninety (90) calendar days if such additional Registration Statement is reviewed by the SEC); provided, however, that in the event the Company is notified by the SEC that one of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth (5th) Trading Day following the date on which the Company is so notified if such date precedes the dates required above.

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         "Filing Date" means, with respect to the Initial Registration
Statement, within thirty (30) business days after the First Closing and, with respect to any additional Registration Statements required to be filed hereunder pursuant to Section 3(d) or otherwise, one hundred ninety (190) days after any preceding Registration Statement is declared effective by the SEC or the earliest practicable date thereafter on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

         "Initial Registration Statement" means the initial Registration Statement filed pursuant to this Agreement.

         "Investors" shall mean, collectively, the Initial Investors and the Investor Permitted Transferees; provided, however, that the term "Investors" shall not include any of the Initial Investors or any of the Investor Permitted Transferees that does not own or hold any Registrable Securities.

         "Majority Holders" shall mean, at the relevant time of reference thereto, those Investors holding more than fifty percent (50%) of the Registrable Securities held by all of the Investors.

         "Registrable Securities" shall mean the Purchased Shares and the Underlying Shares, provided, however, such term shall not, after the Mandatory Registration Termination Date, include any of the Purchased Shares or Underlying Shares that become or have become eligible for resale without restrictions or volume limitations pursuant to Rule 144 or pursuant to Regulation S.

         "Registration Statement" means any one or more registration statements filed with the SEC by the Company on Form S-3, or in the event the Company is not eligible to use Form S-3, on Form S-1, for the purpose of registering under the Securities Act all of the Registrable Securities for resale by, and for the account of, the Investors, including the Initial Registration Statement and any additional registration statements required to be filed hereunder pursuant to
Section 3(d) or otherwise, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         "Rule 144" shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act and any successor or substitute rule, law or provision.

         "Rule 415" means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

         "Rule 424" means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

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         "SEC" shall mean the Securities and Exchange Commission.

         "SEC Guidance" means (i) any publicly-available written guidance, or rule of general applicability of the SEC staff, or (ii) written comments, requirements or requests of the SEC staff to the Company in connection with the review of a Registration Statement.

         "Securities" shall mean the Purchased Shares, the Warrants and the Underlying Shares.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

          "Trading Day" means (a) if the Common Stock is listed or quoted on the NASDAQ Global Market, then any day during which securities are generally eligible for trading on the NASDAQ Global Market, or (b) if the Common Stock is not then listed or quoted and traded on the NASDAQ Global Market, then any business day.

         "Underlying Shares" shall mean the shares of Common Stock issuable upon exercise of the Warrants.

         2.     EFFECTIVENESS; TERMINATION. This Agreement shall become
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effective and legally binding only if the Closings occur. This Agreement shall terminate and be of no further force or effect, automatically and without any action being required of any party hereto, upon the termination of the Securities Purchase Agreement pursuant to Section 7 thereof.

         3.     MANDATORY REGISTRATION.
                ----------------------

                (a) The Company shall be required to file a Registration Statement on or prior to each Filing Date until all of the Registrable Securities are registered for resale by the Investors as selling stockholders thereunder. On or prior to each Filing Date, the Company shall prepare and file with the SEC a Registration Statement for the purpose of registering under the Securities Act the resale of all, or such portion as permitted by SEC Guidance (provided that, the Company shall use commercially reasonable efforts to advocate with the SEC for the registration of all or the maximum number of the Registrable Securities as permitted by SEC Guidance), of the Registrable Securities by, and for the account of, the Investors as selling stockholders thereunder, that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement shall contain (unless otherwise directed by the Majority Holders) substantially the "Plan of Distribution" in the Investor Questionnaire the form of which is attached to the Securities Purchase Agreement as Appendix
I. Subject to the terms of this Agreement, the Company shall cause a Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event on or prior to the applicable Effectiveness Date.

                (b) The Company shall be required to keep a Registration Statement effective until such date that is the earlier of (i) the date as of which all of the Investors as selling stockholders thereunder may sell all of the Registrable Securities registered for resale thereon without restriction pursuant to Rule 144(k) (or any successor rule thereto) promulgated under the Securities Act or (ii) the date when all of the Registrable Securities registered thereunder shall

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have been sold (such date is referred to herein as the "Mandatory Registration
Termination Date"). Thereafter, the Company shall be entitled to withdraw such Registration Statement and the Investors shall have no further right to offer or sell any of the Registrable Securities registered for resale thereon pursuant to the respective Registration Statement (or any prospectus relating thereto).

                (c) Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages in Section 4(a), if any SEC Guidance sets forth a limitation of the number of Registrable Securities to be registered on a particular Registration Statement (and notwithstanding that the Company used commercially reasonable efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by an Investor as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will first be reduced by Registrable Securities represented by Underlying Shares (applied, in the case that some Underlying Shares may be registered, to the Investors on a pro rata basis based on the total number of unregistered Underlying Shares held by such Investors on a fully diluted basis), and second by Registrable Securities represented by Purchased Shares (applied, in the case that some Purchased Shares may be registered, to the Investors on a pro rata basis based on the total number of unregistered Purchased Shares held by such Investors).

                (d) If during the Effectiveness Period, subject to Section 3(a), the number of Registrable Securities at any time exceeds 100% of the number of Purchased Shares then registered for resale in a Registration Statement, then the Company shall file as soon as reasonably practicable an additional Registration Statement covering the resale by the Investors of not less than the number of such Registrable Securities.

                (e) The offer and sale of the Registrable Securities pursuant to any Registration Statement shall not be underwritten.

         4.     PENALTIES/SUSPENSION OF A REGISTRATION STATEMENT
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                (a)    If: (i) the Initial Registration Statement and any other
Registration Statement is not filed on or prior to its Filing Date or if the Company files the Initial Registration Statement or any other Registration Statement without affording the Investors the opportunity to review and comment on the same, or (ii) the Company fails to file with the SEC a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five (5) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Initial Registration Statement or any other Registration Statement will not be "reviewed" or not be subject to further review, or (iii) prior to the Effectiveness Date of the Initial Registration Statement or any other Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such Initial Registration Statement or any other Registration Statement within ten (10) calendar days after the receipt of comments by or notice from the SEC that such amendment is required in order for such Initial Registration Statement or any other Registration Statement to be declared effective, or (iv) subject to the tolling provisions contained herein, as to, in the aggregate among all Investors on a pro-rata basis based on their purchase of the Securities pursuant to the Securities Purchase Agreement, the lesser of (A) all of the Registrable Securities

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constituting the Securities and (B) the maximum number of Securities permitted by SEC Guidance (collectively, the "Initial Shares"), a Registration Statement registering for resale all of the Initial Shares is not declared effective by the SEC by the Effectiveness Date of the Initial Registration Statement, or (v) subject to the tolling provisions contained herein, all of the Registrable Securities constituting the Securities other than the Initial Shares are not registered for resale pursuant to one or more effective Registration Statements on or before October 31, 2008, or (vi) after the Effectiveness Date of the Initial Registration Statement or any other Registration Statement, such Initial Registration Statement or other Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Initial Registration Statement or other Registration Statement, as applicable, or the Investors are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than ten (10) consecutive calendar days or more than an aggregate of fifteen (15) calendar days during any twelve (12) month period (which need not be consecutive calendar days), provided however that no such payments shall be required in connection with a Suspension Period (as hereinafter defined) (any such failure or breach being referred to as an "Event", and for purposes of clause (i), (iv) or (v) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five (5) Trading Day period is exceeded, or for purposes of clause (iii) the date which such ten (10) calendar day period is exceeded, or for purposes of clause (vi) the date on which such ten (10) or fifteen (15) calendar day period, as applicable, is exceeded being referred to as "Event Date"), then, in addition to any other rights the Investors may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Investor on a monthly basis within three (3) business days of the end of the month an amount in cash, as partial liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by such Investor pursuant to the Securities Purchase Agreement for any Registrable Securities then held by such Investor (as applicable under clauses (iv) and (v)). The parties agree that the maximum aggregate liquidated damages payable to a Investor under this Agreement shall be 20% of the aggregate amount paid by such Investor for its respective Securities pursuant to the Securities Purchase Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven (7) calendar days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is required to be paid by applicable law) to the Investor, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

                (b) The Company shall notify the Investors by facsimile or e-mail as promptly as practicable, and in any event, within two (2) Trading Days, after a Registration Statement is declared effective and shall simultaneously provide the Investors with copies of any related prospectus to be used in connection with the sale or other disposition of the Securities covered thereby. Failure to notify the Investors in accordance with this Section 4(b) shall be deemed an Event under Section 4(a).

                (c) No Investor shall be entitled to a payment pursuant to this Section 4 if effectiveness of a registration statement has been delayed or a prospectus has been unavailable as a result of (i) a failure by such Investor to promptly provide on request by the Company the

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information required under the Securities Purchase Agreement or this Agreement or requested by the SEC as a condition to effectiveness of a Registration Statement; (ii) the provision of inaccurate or incomplete information by such Investor; or (iii) a statement or determination of the SEC that any provision of the rights of the Investor under this Agreement are contrary to the provisions of the Securities Act.

         5.     OBLIGATIONS OF THE COMPANY. In connection with the Company's
                --------------------------
obligation under Section 3 hereof to file a Registration Statement with the SEC and to use its commercially reasonable efforts to cause a Registration Statement to become effective, the Company shall, as expeditiously as reasonably possible:

                (a) Prepare and file with the SEC such amendments and supplements to a Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by a Registration Statement;

                (b) Furnish to the selling Investors such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents (including, without limitation, prospectus amendments and supplements as are prepared by the Company in accordance with Section 5(a) above) as the selling Investors may reasonably request in order to facilitate the disposition of such selling Investors' Registrable Securities;

                (c) Use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to deliver a prospectus in connection with any disposition of Registrable Securities; notify the selling Investors of the happening of any event as a result of which the prospectus included in or relating to a Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading; and, thereafter, subject to Section 11 hereof, the Company will promptly prepare (and, when completed, give notice and provide a copy thereof to each selling Investor) a supplement or amendment to such prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that upon such notification by the Company (which shall be a Suspension pursuant to Section 11), the selling Investors will not offer or sell Registrable Securities until the Company has notified the selling Investors that it has prepared a supplement or amendment to such prospectus and filed it with the SEC or, if the Company does not then meet the conditions for the use of Rule 172, delivered copies of such supplement or amendment to the selling Investors (it being understood and agreed by the Company that the foregoing proviso shall in no way diminish or otherwise impair the Company's obligation to promptly prepare a prospectus amendment or supplement as above provided in this Section 5(c) and deliver copies of same as above provided in Section 5(b) hereof); and

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                (d)    Use commercially reasonable efforts to register and
qualify the Registrable Securities covered by a Registration Statement under such other securities or Blue Sky laws of such states as shall be reasonably appropriate in the opinion of the Company, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and provided further that (notwithstanding anything in this Agreement to the contrary with respect to the bearing of expenses) if any jurisdiction in which any of such Registrable Securities shall be qualified shall require that expenses incurred in connection with the qualification therein of any such Registrable Securities be borne by the selling Investors, then the selling Investors shall, to the extent required by such jurisdiction, pay their pro rata share of such qualification expenses.

                (e) Subject to the terms and conditions of this Agreement, including Section 3 hereof, the Company shall use its commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction in the United States, and (ii) if such an order or suspension is issued, obtain the withdrawal of such order or suspension at the earliest practicable moment and notify each holder of Registrable Securities of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding such purpose.

                (f) The Company shall (i) comply with all requirements of the National Association of Securities Dealers, Inc. with regard to the issuance of the Purchased Shares and the listing thereof on the NASDAQ Global Market and such other securities exchange or automated quotation system, as applicable, and
(ii) engage a transfer agent and registrar to maintain the Company's stock ledger for all Registrable Securities covered by a Registration Statement not later than the effective date of a Registration Statement.

                (g) The Company will notify the Investors of any pending proceeding against the Company under Section 8A of the Securities Act in connection with the offering of the Registrable Securities.

                (h) The Company will file a Registration Statement and all amendments and supplements thereto electronically on EDGAR.

         6.     FURNISH INFORMATION. It shall be a condition precedent to the
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obligations of the Company to take any action pursuant to this Agreement that the selling Investors shall furnish to the Company such information regarding them and the securities held by them as the Company shall reasonably request and as shall be required in order to effect any registration by the Company pursuant to this Agreement. Each Investor shall promptly notify the Company of any changes in the information furnished to the Company.

         7.     EXPENSES OF REGISTRATION. Except as set forth in Section 5(d),
                ------------------------
all expenses incurred in connection with the registration of the Registrable Securities pursuant to this Agreement (excluding underwriting, brokerage and other selling commissions and discounts), including without limitation all registration and qualification and filing fees, printing, and fees and disbursements of counsel for the Company, shall be borne by the Company;

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provided however that the Investors shall be required to pay the expenses of counsel and any other advisors for the Investors and any brokerage or other selling discounts or commissions and any other expenses incurred by the Investors for their own account.

         8.     DELAY OF REGISTRATION. The Investors shall not take any action
                ---------------------
to restrain, enjoin or otherwise delay any registration as the result of any controversy which might arise with respect to the interpretation or implementation of this Agreement.

         9.     INDEMNIFICATION.
                ---------------

                (a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Investor, and each officer and director of such selling Investor and each person, if any, who controls such selling Investor, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of any material fact contained in a Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to a Registration Statement or any such preliminary prospectus or final prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading and (ii) (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a "Blue Sky Application"); (iii) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Investor's behalf; and will reimburse such selling Investor, or such officer, director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, damage, liability or action to the extent that it arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission made in connection with a Registration Statement, any preliminary prospectus or final prospectus relating thereto or any amendments or supplements to a Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished expressly for use in connection with a Registration Statement or any such preliminary prospectus or final prospectus by the selling Investors or (ii) at any time when the Company has advised the Investor in writing that the Company does not meet the conditions for use of Rule 172 and as a result that

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the Investor is required to deliver a current prospectus in connection with any disposition of Registrable Securities, an untrue statement or alleged untrue statement or omission in a prospectus that is (whether preliminary or final) corrected in any subsequent amendment or supplement to such prospectus that was delivered to the selling Investor before the pertinent sale or sales by the selling Investor.

                (b) To the extent permitted by law, each selling Investor will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who have signed a Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, and all other selling Investors against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, or such other selling Investor may become subject to, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in a Registration Statement or any preliminary prospectus or final prospectus, relating thereto or in any amendments or supplements to a Registration Statement or any such preliminary prospectus or final prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission (i) was made in a Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to a Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished by the selling Investor expressly for use in connection with a Registration Statement, or any preliminary prospectus or final prospectus or (ii) at any time when the Company has advised the Investor in writing that the Company does not meet the conditions for use of Rule 172 and as a result that the Investor is required to deliver a current prospectus in connection with any disposition of Registrable Securities, was corrected in any subsequent amendment or supplement to such prospectus that was delivered to the selling Investor before the pertinent sale or sales by the selling Investor; and such selling Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, or other selling Investor in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the liability of each selling Investor hereunder shall be limited to the proceeds (net of underwriting discounts and commissions, if any) received by such selling Investor from the sale of Registrable Securities giving rise to such liability, and provided, further, however, that the indemnity agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of those selling Investor(s) against which the request for indemnity is being made (which consent shall not be unreasonably withheld).

                (c)    Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel satisfactory to the indemnifying party or indemnifying parties, but the omission so to

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notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 9 (except to the extent that such omission materially and adversely affects the indemnifying person's ability to defend such action). In the event that the indemnifying party assumes any such defense, the indemnified party may participate in such defense with its own counsel and at its own expense, provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel and one local counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

                (d) Notwithstanding anything to the contrary herein, the indemnifying party shall not be entitled to settle any claim, suit or proceeding unless in connection with such settlement the indemnified party receives an unconditional release with respect to the subject matter of such claim, suit or proceeding and such settlement does not contain any admission of fault by the indemnified party.

                (e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investors on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Investors were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection
(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investors' obligations in this subsection to contribute are several in proportion to their sales of Registrable Securities to which such loss relates and not joint. In no event shall the contribution obligation of an Investor be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Investor in connection with any claim relating to this
Section 9 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

                (f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 9, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 9 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in a Registration Statement as required by the Securities Act and the Exchange Act.

         10.    REPORTS UNDER THE EXCHANGE ACT. With a view to making available
                ------------------------------
to the Investors the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investors to sell the Purchased Shares to the public without registration, the Company agrees to use commercially reasonable efforts: (i) to make and keep public information available as those terms are understood in Rule 144, (ii) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act pursuant to Rule 144,
(iii) as long as any Investor owns any Purchased Shares, to furnish in writing upon such Investor's request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and to furnish to such Investor a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing such Investor of any rule or regulation of the SEC permitting the selling of any such Purchased Shares without registration and (iv) undertake any additional actions reasonably necessary to maintain the availability of a Registration Statement or the use of Rule 144.

         11.    SUSPENSION. Notwithstanding anything in this Agreement to the
                ----------
contrary, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of a Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; (iv) of any event or circumstance which necessitates the making of any changes in a Registration Statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (v) that the Board has made the good faith determination (A) that continued use by the selling Investors of a Registration Statement for purposes of effecting offers or sales of Registrable Securities pursuant thereto would require, under the Securities Act, premature disclosure in a Registration Statement (or the prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company, (B) that such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction or would make the successful consummation by the Company of any such material transaction significantly less likely and (C) that it is therefore essential to suspend the use by the Investors of such Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Securities pursuant thereto, then the Company shall furnish to the selling Investors a certificate signed by the President or Chief Executive Officer of the Company setting forth one or more of the above described circumstances, and the right of the selling Investors to use a Registration Statement (and the prospectus relating thereto) shall be suspended for a period (the "Suspension Period") of not more than forty-five (45) days after delivery by the Company of the certificate referred to above in this Section 11; provided that the Company shall be entitled to no more than two such Suspension Periods during the twelve (12) month period commencing on the First Closing and during each subsequent twelve (12) month period until the Mandatory Registration Termination Date (including any extension thereto). During the Suspension Period, none of the Investors shall offer or sell any Registrable Securities pursuant to or in reliance upon a Registration Statement (or the prospectus relating thereto) and each of the Investors shall keep the fact of the above described certificate and its contents confidential. The Company shall use commercially reasonable efforts to terminate any Suspension Period as promptly as practicable.

         12.    TRANSFER OF REGISTRATION RIGHTS. [An Investor may transfer or
                -------------------------------
assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such person, provided that such Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected and, provided, further that such person agrees to become a party to, and bound by, all of the terms and conditions of, this Agreement by duly executing and delivering to the Company an Instrument of Adherence in the form attached as Exhibit B hereto.]

         13.    ENTIRE AGREEMENT. This Agreement, the Warrant and the Securities
                ----------------
Purchase Agreement constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof.

         14.    MISCELLANEOUS.
                -------------

                (a) This Agreement may not be amended, modified or terminated, and no rights or provisions may be waived, except with the written consent of the Majority Holders and the Company.

                (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns, provided that, to the extent applicable, the terms and conditions of
Section 12 hereof are satisfied. This Agreement shall also be binding upon and inure to the benefit of any transferee of any of the Purchased Shares provided that the terms and conditions of Section 12 hereof are satisfied. Notwithstanding anything in this Agreement to the contrary, if at any time any Investor shall cease to own any Registrable Securities, all of such Investor's rights under this Agreement shall immediately terminate.

                (c) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

                (d) Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be in writing and shall be sent by postage prepaid first class mail, courier or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder, and shall be deemed sufficient upon receipt when delivered personally or by courier, overnight delivery service or confirmed facsimile, or three (3) business days after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below:

                (i) All correspondence to the Company shall be addressed as follows:

                           20425 Seneca Meadows Parkway
                           Germantown, Maryland 20878
                           Attention:  Edward M. Rudnic, Ph.D.
                                       President and Chief Executive Officer
                           Facsimile:  (301) 944-6700

                with a copy to:

                           Dewey Ballantine LLP
                           1301 Avenue of the Americas
                           New York, New York 10019
                           Attention:  Frederick W. Kanner, Esq.
                           Facsimile:  (212) 259-6333

                (ii) All correspondence to any Investor shall be sent to such Investor at the address set forth in Exhibit A.

                (iii) Any entity may change the address to which correspondence to it is to be addressed by written notification as provided for herein.

                (e) The parties acknowledge and agree that in the event of any breach of this Agreement, remedies at law may be inadequate, and each of the parties hereto shall be entitled to seek specific performance of the obligations of the other parties hereto and such appropriate injunctive relief as may be granted by a court of competent jurisdiction.

                (f) Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

                (g) This Agreement may be executed in a number of counterparts, any of which together shall for all purposes constitute one Agreement, binding on all the parties hereto notwithstanding that all such parties have not signed the same counterpart.

                           [Signature Page to Follow]

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.


                                             ADVANCIS PHARMACEUTICAL CORPORATION


                                             By:    /s/: Edward M. Rudnic
                                                    ----------------------------
                                             Name:  Edward M. Rudnic, Ph.D.
                                             Title: President and
                                                    Chief Executive Officer

THE INITIAL INVESTOR'S SIGNATURE TO THE INVESTOR QUESTIONNAIRE DATED OF EVEN DATE HEREWITH SHALL CONSTITUTE THE INITIAL INVESTOR'S SIGNATURE TO THIS REGISTRATION RIGHTS AGREEMENT.


                 Signature Page to Registration Rights Agreement

                                    EXHIBIT A
                                    ---------

                            INVESTOR NAME AND ADDRESS
                            -------------------------

                                    EXHIBIT B
                                    ---------

                             INSTRUMENT OF ADHERENCE
                             -----------------------

         Reference is hereby made to that certain Registration Rights Agreement, dated as of April __, 2007, among Advancis Pharmaceutical Corporation, a Delaware corporation (the "Company"), the Initial Investors and the Investor Permitted Transferees, as amended and in effect from time to time (the "Registration Rights Agreement"). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Registration Rights Agreement.

         The undersigned, in order to become the owner or holder of [___________] shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company, or a Warrant or Warrants to purchase [_______] Underlying Shares, hereby agrees that, from and after the date hereof, the undersigned has become a party to the Registration Rights Agreement in the capacity of an Investor Permitted Transferee, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Registration Rights Agreement that are applicable to Investor Permitted Transferees. This Instrument of Adherence shall take effect and shall become a part of the Registration Rights Agreement immediately upon execution.

         Executed as of the date set forth below under the laws of the State of New York.

                                             Signature:
                                                        ------------------------
                                             Name:
                                             Title:

Accepted:

[                        ]


By:
       ------------------------
Name:
Title:

Date: _________, 200__

                                       B-1